This report is signed on behalf of the registrant in the City of St. Paul and State of Minnesota on the 29th day of August 2005.









                                          MAIRS AND POWER GROWTH FUND, INC.




                                          By /s/ William B. Frels
                                            ____________________________________
                                            William B. Frels, President





WITNESS



 /s/ Jon A. Theobald
____________________________________
Jon A. Theobald, Secretary